                                                                    EXHIBIT 99.3














                        OPTICAL PROCESS AUTOMATION, INC.

                    2000 SERIES B PREFERRED STOCK OPTION PLAN

                        OPTICAL PROCESS AUTOMATION, INC.
                    2000 SERIES B PREFERRED STOCK OPTION PLAN


1.      PURPOSES OF THIS PLAN.

        The general purpose of this 2000 Series B Preferred Stock Option Plan ("Plan") is to promote the interests of the Company and its shareholders by (i) providing certain employees of and consultants to the Company with additional incentives to continue and increase their efforts with respect to achieving success in the business of the Company, its affiliates and its subsidiaries, and
(ii) attracting and retaining the best available personnel to participate in the ongoing business operations of the Company and its subsidiaries.

        Options granted under this Plan shall be Nonstatutory Stock Options under the Code.

2.      DEFINITIONS.

        As used in this Plan, the following definitions shall apply:

        "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options.

        "Award Agreement" means an agreement entered into by each Participant and the Company, setting forth the terms and provisions applicable to Awards granted to Participants under the Plan.

        "Board" shall mean the Committee, if one has been appointed, or the Board of Directors of the Company, if no Committee is appointed.

        "Board of Directors" means the full Board of Directors of the Company.

        "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute or statutes thereto. Reference to any particular Code section shall include any successor section.

        "Committee" shall mean the Committee appointed by the Board of Directors in accordance with Section 4 of this Plan, if one is appointed, or if no Committee is appointed, the Board of Directors.

        "Common Stock" shall mean the Common Stock of the Company.

        "Company" shall mean Optical Process Automation, Inc. a Florida corporation.

        "Consultant" shall mean any person who is engaged by the Company or by any Parent or Subsidiary to render consulting services and is compensated for such consulting services, and any director of the Company whether compensated for such services or not.

        "Continuous Status as an Employee or Consultant" shall mean the absence of any interruption or termination of service as an Employee or Consultant, as applicable. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

        "Disinterested Person" shall mean a member of the Board of Directors of the Company: (i) who was not during the one year prior to service as an administrator of this Plan granted or awarded equity securities pursuant to this Plan, or any other plan of the Company or any of its affiliates entitling the participants therein to acquire equity securities of the Company or any of its affiliates except as permitted by Rule 16b-3(c)(2)(i) promulgated under the Exchange Act ("Rule 16b-3(c)(2)(i)"); or (ii) who is otherwise considered to be a "disinterested person" in accordance with Rule 16b-3(c)(2)(i), or any other applicable rules, regulations or interpretations of the Securities and Exchange Commission.

        "Employee" shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company as a common-law employee. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Major Event" shall be deemed to have occurred if (i) there shall be consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger generally have the same proportionate ownership of common stock of the surviving corporation immediately after the merger; (ii) there shall be consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; (iii) proceedings or actions for the liquidation or dissolution of the Company are initiated by the Company; or (iv) any "person" (as defined in Sections 13(d) and 14(d) of the Exchange Act) (other than persons who beneficially own more than 30% of the capital stock of the Company on a fully diluted and as converted basis outstanding as of the date of adoption of this Plan by the Board of Directors) becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30% or more of the Company's outstanding capital stock on a fully diluted and as converted basis at such time; provided, however, that a "Major Event" shall not be deemed to have occurred solely by reason of the consummation of a public offering by the Company of common stock registered under the Securities Act.

        "Nonstatutory Stock Option" shall mean an Option which is not intended to qualify as an incentive stock option under Section 422 of the Code.

        "Option" shall mean a stock option granted pursuant to this Plan.

        "Optioned Stock" shall mean the Series B Preferred Stock subject to an Option.

        "Optionee" shall mean an Employee or Consultant who receives an Option.

        "Parent" shall mean a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

        "Participant" means an Employee of the Company who has outstanding an Award granted under the Plan.

        "Plan" shall mean this 2000 Series B Preferred Stock Option Plan.

        "Securities Act" shall mean the Securities Act of 1933, as amended.

        "Share" shall mean a share of Series B Preferred Stock, as adjusted in accordance with Section 10 of this Plan.

        "Subsidiary" shall mean a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.      STOCK SUBJECT TO THIS PLAN.

        Subject to the provisions of Section 8 of this Plan, the maximum aggregate number of Shares which may be issued pursuant to the Plan is 250,000. If an Option should expire, terminate, be cancelled or become unexercisable for any reason without having been exercised in full, then the unpurchased Shares which were subject thereto shall, unless this Plan shall have been terminated, become available for future grant or sale under this Plan. In addition, Shares issued under this Plan and later repurchased or otherwise reacquired by the Company shall, unless this Plan shall have been terminated, become available for future grant or sale under this Plan.

4.      ADMINISTRATION OF THIS PLAN.

        (a) Procedure. This Plan shall be administered by the Board of Directors of the Company unless and until the Board of Directors delegates administration to a Committee, as provided in this Section 4.

        (b) The Board of Directors may appoint a Committee consisting of not less than two persons (who need not be members of the Board of Directors) to administer this Plan on behalf of the Board of Directors, subject to such terms and conditions not inconsistent with this Plan as the Board of Directors may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. Members of the Board who are either eligible for Options or have been granted Options may vote on any matters affecting the administration of this Plan or the grant of any Options pursuant to this Plan, except that no such member shall act upon the granting of an option to such member, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting of Options to such member.

               (i) If the Company registers any class of any equity security pursuant to Section 12 of the Exchange Act, from the effective date of such registration until six months after the termination of such registration, any grants of Options to directors or officers who are subject to Section 16 of the Exchange Act shall be made only by a Committee consisting of two or more persons, each of whom shall be a Disinterested Person (if necessary to meet the requirements of Rule 16b-3 promulgated under the Exchange Act). The Board shall otherwise comply with the requirements of Rule 16b-3 promulgated under the Exchange Act, as from time to time in effect, unless the Board expressly declares that any such requirement shall not apply.

               (ii) From time to time the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer this Plan. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors.

        (c) Powers of the Board. Subject to the provisions of this Plan, the Board shall have plenary authority, in its discretion and without limitation, to do the following: (i) to grant Options; (ii) to determine the exercise price per share of Options to be granted; (iii) to determine the Employees or Consultants to whom, and the time or times at which, Options shall be granted and the number of Shares to be represented by each Option; (iv) to interpret this Plan; (v) to prescribe, amend and rescind rules and regulations relating to this Plan, and in the exercise of this power, to correct any defect, omission or inconsistency in this Plan or in any agreement relating to an Option, in a manner and to the extent the Board shall deem necessary or expedient to make this Plan fully effective; (vi) to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option; (vii) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board; and (viii) to make all other determinations deemed necessary or advisable for the administration of this Plan.

        (d) Board Determinations. In making determinations under this Plan, the Board may take into account the nature of the services rendered by the respective Employees and Consultants, their present and potential contributions to the success of the Company, or its Subsidiaries, as the case may be, and such other factors as the Board in its discretion shall deem relevant. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees.

5.      ELIGIBILITY.

        (a) Options may be granted to Employees and Consultants. An Employee or Consultant who has been granted an Option may, if such Employee or Consultant is otherwise eligible, be granted additional Option(s).

        (b) On and after the effective date of the registration of any class of equity security of the Company pursuant to Section 12 of the Exchange Act, a member of the Board of Directors who is not an Employee shall not be eligible for the benefits of this Plan unless at the time an Option or Stock Purchase Right is granted to such member, the Board expressly declares that such exclusion will not apply.

6.      TERM OF PLAN.

        This Plan shall become effective upon its adoption by the Board of Directors. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 10 of this Plan.

7.      NON-TRANSFERABILITY OF OPTIONS.

        Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee, only by the Optionee.

8.      ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, MERGER OR OTHER EVENTS.

        Subject to any required action by the shareholders of the Company, the number of shares of Series B Preferred Stock covered by each outstanding Option, and the number of shares of Series B Preferred Stock which have been authorized for issuance under this Plan but as to which no Options have yet been granted or which have been returned to this Plan upon cancellation or expiration of an Option, or repurchase of Shares from an Optionee upon termination of employment or otherwise, as well as the price per share of Series B Preferred Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Series B Preferred Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Series B Preferred Stock of the Company or the payment of a stock dividend with respect to the Series B Preferred Stock. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Series B Preferred Stock subject to an Option.

        In the event of the dissolution or liquidation of the Company, all Options will terminate immediately prior to the consummation of such proposed action if not previously exercised. In the event of a Major Event all Options will continue in full force and effect unless they are assumed or equivalent options or stock purchase rights are substituted by such surviving corporation (or other entity) or a parent or subsidiary of such surviving corporation (or other entity).

        The foregoing adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

        The grant of an Option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

9.      TIME OF GRANT.

        The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

10.     AMENDMENT AND TERMINATION.

        (a) Amendment. The Board may amend this Plan from time to time in such respects as the Board may deem advisable.

        (b) Suspension and Termination. The Board may suspend or terminate this Plan at any time. No Options may be granted while this Plan is suspended or after it is terminated.

        (c) Effect of Amendment; Termination or Suspension. Any such amendment, termination or suspension of this Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended, terminated or suspended, unless mutually agreed otherwise between the Optionee and the Company, which agreement must be in writing and signed by the Optionee and the Company.

        (d) Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or other stock trading system upon which the Shares may then be listed.

        As a condition to the exercise of an Option, the Company may require the person exercising such Option to make such representations and warranties at the time of any such exercise as the Company may at that time determine, including without limitation, representations and warranties that (i) the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares in violation of applicable federal or state securities laws, and (ii) such person is knowledgeable and experienced in financial and business matters and is capable of evaluating the merits and the risks associated with purchasing the Shares.

11.     RESERVATION OF SHARES.

        The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares under this Plan, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

12.     OPTION AGREEMENTS.

        Options shall be evidenced by written stock option agreements in such form as the Board shall approve.

13.     INFORMATION TO OPTIONEES AND PURCHASERS.

        The Company shall provide annually to each Optionee, during the period that such Optionee has one or more Options outstanding, copies of the annual financial statements of the Company.

14.     RIGHT OF COMPANY TO TERMINATE EMPLOYMENT OR CONSULTING SERVICES.

        This Plan shall not confer upon any Optionee any right with respect to continuation of employment by or the rendition of consulting services to the Company, any of its Subsidiaries or its Parent, nor shall it interfere in any way with his or her right or the Company's, any of its Subsidiaries' or its Parent's right to terminate his or her employment or services at any time, with or without cause.

15.     RIGHTS OF FIRST REFUSAL AND REPURCHASE.

        (a) The written agreements evidencing Options may contain such provisions as the Board shall determine (or pursuant to a separate agreement) to the effect that if an Optionee elects to sell all or any Shares that the Optionee acquired upon the exercise of an Option, then any proposed sale of such Shares by such Optionee shall be subject to a right of first refusal in favor of the Company.

        (b) The Board may require, at its option, that a stock option agreement grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the

Purchaser's employment with the Company for any reason (including death or disability). The repurchase price shall be at the higher of the original purchase price or fair value of the Shares on the date of termination of employment. If the Board so determines, the purchase price for shares repurchased may be paid by cancellation of any indebtedness of the Purchaser to the Company. The repurchase option must be exercised by the Company within 90 days of termination of employment for cash or cancellation of money indebtedness for the Shares and the right shall terminate when the Company's Common Stock becomes publicly traded. The Board may require such a repurchase right in other events.

        (c) Certificates representing shares issued upon exercise of Options shall bear a restrictive legend to the effect that the transferability of such shares is subject to the restrictions contained in this Plan and the applicable written agreement between the Optionee and the Company.

16.     WITHHOLDING.

        The Company's obligation to deliver shares of Series B Preferred Stock under this Plan shall be subject to applicable federal, state and local tax withholding requirements. To the extent provided by the terms of the stock option agreement relating to an Option, the Optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such Option by any or a combination of the following means: (i) cash payment or wage withholding; (ii) authorizing the Company to withhold from the Shares otherwise issuable to the Optionee upon exercise of the Option the number of Shares having a fair market value less than or equal to the amount of the withholding tax obligation; or (iii) delivering to the Company unencumbered shares of Common Stock owned by the Optionee having a fair market value less than or equal to the amount of the withholding tax obligation; provided, however, that with respect to clauses (ii) and (iii) above the Board in its sole discretion may disapprove such payment and require that such taxes be paid in cash.

17.     SEPARABILITY.

        At a time when the Company has a class of equity securities registered pursuant to Section 12 of the Exchange Act, if any of the terms or provisions of this Plan conflict with the requirements of Rule 16b-3 promulgated under the Exchange Act and/or Section 422 of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 promulgated under the Exchange Act. The foregoing sentence shall not apply with respect to the requirements of Rule 16b-3 promulgated under the Exchange Act if the Board has expressly declared that such requirements shall not apply.

18.     NON-EXCLUSIVITY OF THIS PLAN.

        The adoption of this Plan by the Board shall not be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

19.     GOVERNING LAW.

        This Plan shall be governed by, and construed in accordance with the laws of the State of Florida.

20.     CANCELLATION OF AND SUBSTITUTION FOR NONSTATUTORY OPTIONS.

        The Company shall have the right to cancel any Option at any time before it otherwise would have expired by its terms and to grant to the same Optionee in substitution therefor a new Option stating an option price which is lower (but not higher) than the option price stated in the cancelled Option. Any such substituted option shall contain all the terms and conditions of the cancelled Option; provided, however, that such substituted Option shall not be exercisable after the expiration of ten (10) years and one day from the date of grant of the cancelled Option. The Company shall have the additional right, in its sole discretion, to convert any Option into the right to purchase common stock of the Company, provided that any such conversion shall not materially adversely affect Participant's rights under the Plan.

21.     PRIVILEGES OF STOCK OWNERSHIP.

        Participant shall not have any of the rights of a shareholder with respect to any Shares until Optionee exercises the Option and pay the Exercise Price.